    As filed with the Securities and Exchange Commission on March 11, 1998

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              __________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                               U.S. FOODSERVICE
            (Exact name of registrant as specified in its charter)

          DELAWARE                                       52-1634568
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                              __________________

                           9830 PATUXENT WOODS DRIVE
                           COLUMBIA, MARYLAND  21046
                   (Address of principal executive offices)
                              __________________

   RYKOFF-SEXTON, INC. 1995 KEY EMPLOYEES STOCK OPTION AND COMPENSATION PLAN
                           (Full title of the plan)
                              __________________

                            DAVID M. ABRAMSON, ESQ.
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               U.S. FOODSERVICE
                           9830 PATUXENT WOODS DRIVE
                           COLUMBIA, MARYLAND  21046
                    (Name and address of agent for service)

                                (410) 312-7100
         (Telephone number, including area code, of agent for service)
                              __________________

                                   Copy to:

                           RICHARD J. PARRINO, ESQ.
                            HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                         WASHINGTON, D.C.  20004-1109
                                (202) 637-5600
                              __________________

                        CALCULATION OF REGISTRATION FEE

  Title of securities to be     Amount to be      Proposed maximum     Proposed maximum       Amount of
          registered             registered      aggregate offering   aggregate offering   registration fee
                                                   price per share          price
----------------------------  ----------------  -------------------  -------------------  ------------------
         Common Stock,          105,109 shs. (1)    $33.387(2)          $3,509,274(2)          $1,063.42
   $.01 par value per share
------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Rykoff-Sexton, Inc. 1995 Key Employees Stock Option and Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO CONSTITUTES A POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT NO. 333-43185 PREVIOUSLY FILED BY THE REGISTRANT.

                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have been filed by U.S. Foodservice (formerly JP Foodservice, Inc.) (the "Company" or the "Registrant") with the Securities and Exchange Commission are hereby incorporated herein by reference:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 1997, as amended by Form 10-K/A-1 filed on October 24, 1997;

          (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 27, 1997 and December 27, 1997;

          (c) the Company's Current Reports on Form 8-K filed on July 2, 1997, September 9, 1997, November 7, 1997, November 26, 1997, January 7, 1998, as amended by Form 8-K/A-1 filed on March 9, 1998, January 29, 1998, February 25, 1998 and March 2, 1998;

          (d) the description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on December 20, 1996, including any amendments or reports filed for the purpose of updating such description; and

          (e) the description of the preferred share purchase rights attached to the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on December 20, 1996, including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable. (The Common Stock is registered under Section 12 of the Exchange Act.)

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Included in the Company's Registration Statement on Form S-8 (File No. 333-43185).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number    Description
         ------    -----------

          4.1 Rykoff-Sexton, Inc. 1995 Key Employees Stock Option and Compensation Plan (incorporated by reference to Rykoff-Sexton, Inc.'s Registration Statement on Form S-4 (Registration No. 333-02715)).

          5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the Common Stock of the Company registered hereunder.

         23.1      Consent of KPMG Peat Marwick LLP, Independent Accountants.

         23.2      Consent of KPMG Peat Marwick LLP, Independent Accountants.

         23.3      Consent of Price Waterhouse LLP, Independent Accountants.

         23.4      Consent of Arthur Andersen LLP, Independent Accountants.

         23.5 Consent of Hogan & Hartson L.L.P. (included in the opinion filed as Exhibit 5.1).

ITEM 9.  UNDERTAKINGS.

         Included in the Company's Registration Statement on Form S-8 (File No. 333-43185).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland on the 10th day of March, 1998.

                                 U.S. FOODSERVICE


                                 BY: /s/ James L. Miller
                                    --------------------------------------
                                    James L. Miller
                                    President and Chief Executive Officer
                                       (Duly Authorized Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated below, on this 10th day of March, 1998.

   Signature                               Title
   ---------                               -----

/s/ James L. Miller
--------------------------         President, Chairman and
James L. Miller                    Chief Executive Officer
                                 (Principal Executive Officer)


/s/ Lewis Hay, III
--------------------------        Executive Vice President and
Lewis Hay, III                     Chief Financial Officer
                                 (Principal Financial Officer)

/s/ George T. Megas
--------------------------          Vice President-Finance
George T. Megas                  (Principal Accounting Officer)



--------------------------              Director
Matthias B. Bowman


/s/ Michael J. Drabb*
--------------------------              Director
Michael J. Drabb



--------------------------              Director
Albert J. Fitzgibbons


/s/ David M. Abramson
--------------------------              Director
David M. Abramson


/s/ Eric E. Glass*
--------------------------              Director
Eric E. Glass


/s/ Mark P. Kaiser
--------------------------              Director
Mark P. Kaiser


/s/ Paul I. Latta, Jr.*
--------------------------              Director
Paul I. Latta, Jr.


/s/ Dean R. Silverman*
--------------------------              Director
Dean R. Silverman


--------------------------              Director
James I. Maslon



--------------------------              Director
James P. Miscoll


/s/ Jeffrey D. Serkes*
--------------------------              Director
Jeffrey D. Serkes



--------------------------              Director
Neil I. Sell



--------------------------              Director
Bernard Sweet


*By: /s/ George T. Megas
    ----------------------
         George T. Megas
        Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit
Number                           Description
-------                          -----------

  4.1 Rykoff-Sexton, Inc. 1995 Key Employees Stock Option and Compensation Plan (incorporated by reference to Rykoff-Sexton, Inc.'s Registration Statement on Form S-4 (Registration No. 333-02715)).

  5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the Common Stock of the Company registered hereunder.

 23.1     Consent of KPMG Peat Marwick LLP, Independent Accountants.

 23.2     Consent of KPMG Peat Marwick LLP, Independent Accountants.

 23.3     Consent of Price Waterhouse LLP, Independent Accountants.

 23.4     Consent of Arthur Andersen LLP, Independent Accountants.

 23.5     Consent of Hogan & Hartson L.L.P. (included in the opinion filed as
          Exhibit 5.1).